Exhibit 10.14

                             TERMS OF SALE AGREEMENT
             BETWEEN DPAC TECHNOLOGIES CORP. AND STAKTEK GROUP L.P.

         WHEREAS DPAC Technologies Corp. and its affiliates (collectively, "DPAC"), formerly known as Dense-Pac Microsystems, Inc., has developed certain technology and has filed certain United States and foreign patents and patent applications;

         WHEREAS Staktek Group L.P. and its affiliates (collectively, "STAKTEK") desires to obtain ownership of certain of DPAC's United States and foreign patents and applications;

         WHEREAS STAKTEK, in addition to purchasing the patents, desires to be introduced to DPAC's customers for stacks and stacking products and services; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                       I.
                       ASSET IDENTIFICATION AND ASSIGNMENT
                       -----------------------------------

         The attached and incorporated Exhibit 1 DPAC Assets enumerates the DPAC patents and patent applications (collectively, the "DPAC Assets" any one of which is a "DPAC Asset"). Subject to the conditions herein, DPAC agrees to assign the DPAC Assets to STAKTEK and will do so by executing and delivering on or before the Closing Date, the attached and incorporated Exhibit A ("Assignment of DPAC Assets"), which is an assignment of the DPAC Assets to STAKTEK.

         Dates: The "Execution Date" shall be the date this Terms of Sale Agreement is last executed by either DPAC or STAKTEK. The "Closing Date" shall be three business (3) days after the Execution Date. "Last Order Date" shall be fifty-five (55) days after the Closing Date. "Last Ship Date" shall be sixty
(60) days after the Closing Date.

         Effective upon and subject to the execution and delivery of the Assignment of DPAC Assets, STAKTEK grants to DPAC a non-transferable, non-assignable, limited covenant not to sue DPAC for infringement of any patent enumerated on Exhibit 1 or any patent arising from any patent application enumerated on Exhibit 1 for any act occurring during the period between the execution and delivery of the Assignment of DPAC Assets and the Last Ship Date.

         DPAC hereby agrees to execute such further documents that may be reasonable and necessary to further effect and/or perfect or recognize the transfer of the DPAC Assets to STAKTEK in any jurisdiction (such as the Japanese Patent Office as an example) at STAKTEK's request and at STAKTEK's expense.



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                                       II.
                           ASSIGNMENT PRICE TO BE PAID
                           ---------------------------

         Subject to and in consideration of the execution and delivery of the Assignment of DPAC Assets by DPAC, STAKTEK shall pay DPAC Six Hundred Thousand Dollars ($600,000) by wire transfer, to be received by DPAC on or before the Closing Date to the following account:

TO:                        SIL VLY BK SJ

ROUTING & TRANSIT #:       XXXXX

FOR CREDIT OF:             DPAC TECHNOLOGIES CORP

CREDIT ACCOUNT #:          XXXXXX

BY ORDER OF:               [NAME OF SENDER]

(NOTE: Explicitly subject to a certain certified notice by DPAC as required in Section IV, a further payment to DPAC will be made by STAKTEK for certain materials inventory - see Section IV Inventory.)


                                      III.
                             CUSTOMER INTRODUCTIONS
                             ----------------------

         DPAC represents that there exists only one written license agreement to any of the DPAC Assets. DPAC further represents that the aforementioned license states that it will expire by July 31, 2004 and that neither the license nor the rights granted under the license may be assigned or sublicensed.

         Within two (2) days of the Closing Date, DPAC shall send a letter to all customers to whom it has sold stacks in the last year ("DPAC Stacking Customers"), that letter to be substantially in the form of the attached Exhibit Letter as to the conveyance of the DPAC Assets to STAKTEK and anticipated contact by STAKTEK.

         Prior to the Closing Date, DPAC shall provide to STAKTEK with (a) contact names, addresses and phone numbers for a technical contact and a purchasing contact for each DPAC Stacking Customer and (b) a compilation showing by product, the date sold, the volumes delivered and prices paid for each product delivered to each DPAC Stacking Customer since January 1, 2003 to the extent known to DPAC.



                                       IV.
                             INVENTORY and WARRANTY
                             ----------------------

         DPAC represents that as of the Execution Date, it has or has on order, unallocated materials (not including DRAMs) that may be used to build stacks ("Existing Materials


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Inventory"). DPAC represents that as of the Execution Date, the Existing
Materials Inventory has a carrying cost value of $190,541 (+/- 10%) and could be used to build, at a maximum, five hundred thousand (500,000) (+/-5%) stacks.

         DPAC is allowed to purchase or commit to receive more materials to satisfy orders for stacks that it receives between the Execution Date and the Last Ship Date and which can not be built from the Existing Materials Inventory (the "Last Order Materials"). After DPAC has discontinued its LP Stack operations and in no event later than the Last Ship Date, DPAC will notify STAKTEK in writing certified by a DPAC officer of (a) the number of stacks it built using the Existing Materials Inventory (+/- 10%) and (b) the carrying cost value of the Existing Materials Inventory remaining in the possession of DPAC. Within five (5) days of receiving notice, STAKTEK will pay to DPAC by wire transfer 75% of the carrying cost value of the Existing Materials Inventory that remained on the date of the notice. DPAC will then destroy the Existing Materials Inventory that remained on the date of the notice. STAKTEK will not at any time pay DPAC for any of the Last Order Materials.

         DPAC Warranty: To meet reasonable warranty requests made to DPAC by DPAC Stacking Customers, STAKTEK shall make reasonable efforts to satisfy such warranty requests if such requests are approved by DPAC and then, if STAKTEK is not able to satisfy such approved warranty requests, DPAC shall make reasonable efforts to satisfy such requests. DPAC agrees to compensate STAKTEK for reasonable costs and expenses incurred in meeting those warranty obligations as requested by DPAC. In addition, STAKTEK grants DPAC a covenant not-to-sue for infringement of any patent identified as a DPAC Asset or arising from a DPAC Asset for acts by DPAC responsive to a request to meet a warranty obligation should DPAC and not STAKTEK seek to satisfy the warranty request. DPAC agrees to pay Staktek within thirty (30) days of receiving Staktek's invoice or other written notice for any STAKTEK stacks delivered to meet the reasonable requests by DPAC to meet warranty requests as provided herein.


                                       V.
                                   OTHER TERMS
                                   -----------

         DPAC represents and warrants that it is the current owner of all right, title and interest in and to all of the DPAC Assets, but otherwise provides the property in "as is" condition, and expressly represents to STAKTEK that DPAC has not been maintaining these patents over the last few months. At least some of the Assets may have expired or lapsed, require added expense to revive, or otherwise may be neither enforceable nor revivable.

         DPAC represents and warrants that (except as expressly noted above) (i) it has all rights necessary to make the assignments required herein; (ii) any and all patents and patent applications enumerated in the DPAC Assets are free of any liens or encumbrances; (iii) the Assignment of DPAC Assets does not conflict with any other agreement or other instrument to which DPAC is bound.

         After the Closing Date, DPAC has no continuing responsibility to pay for any legal fees or costs, including filing or maintenance fees, or any other fee owed to a patent office, and has

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no responsibility for keeping patents or pending applications in force, or maintenance fees paid on an on-going basis.

         DPAC represents and warrants to the best of its knowledge that Exhibit 1 to this Terms of Sale Agreement enumerates each and every patent and patent application directed to related to stacking that is owned by DPAC. Because it is the intention of the parties that DPAC shall convey all of its stacking patents and patent applications to STAKTEK, should it be discovered that at the Execution Date, DPAC owned any patents or patent applications related to stacking that are not enumerated on Exhibit 1 to this Terms of Sale Agreement (the "Discovered Assets"), DPAC hereby agrees to convey the Discovered Assets to STAKTEK in a reasonable period of time and without any additional consideration.

         DPAC agrees to transfer the files related to the prosecution or maintenance of the patents and patent applications comprising the DPAC Assets, and provide reasonable assistance to STAKTEK (if STAKTEK so requests) for the prosecution of those applications, for which reasonable assistance it will be compensated at a reasonable rate for time and expenses. This transfer will occur within ten (10) days of the Closing Date.

         DPAC agrees to provide reasonable assistance to STAKTEK for the enforcement of the Assets for which DPAC will be compensated at a reasonable rate for time and expenses.

         As between STAKTEK and DPAC, STAKTEK shall not assume or be responsible for, and DPAC shall retain and have sole responsibility for, all claims against, or liabilities, commitments, contracts, agreements or obligations of any nature whatsoever of DPAC arising from DPAC's sales of stacks.

         As between DPAC and STAKTEK, DPAC shall not assume or be responsible for, and STAKTEK shall have sole responsibility for, all claims against or liabilities, commitments, contracts, agreements or obligations of any nature whatsoever of STAKTEK arising from STAKTEK's sales of stacks.

         Both STAKTEK and DPAC will maintain in confidence, for a period of three (3) years beyond the execution date hereof any financial information received from the other related to this Terms of Sale Agreement unless (a) such information is already publicly known or known to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of either party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the purchase of the DPAC Assets, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings or filings pursuant to the rules and regulations of the Securities and Exchange Commission or any other governmental agency.

         Upon execution of the Terms of Sale Agreement, either party may issue a press release announcing the Terms of Sale Agreement, so long as the financial terms are not disclosed, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency.

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         The parties hereto shall each pay their own costs and expenses
(including attorneys' and accountants' fees) incurred or to be incurred by them in negotiating and preparing this Terms of Sale Agreement and carrying out the transactions contemplated hereby.

         All representations, warranties and agreements of the parties contained in this Terms of Sale Agreement shall survive the closing.

         DPAC total liability for breaches of representations, warranties, or indemnities implied or express resulting from this Terms of Sale Agreement shall be limited to $600,000.

            All notices, requests, demands and other communications made under, pursuant to or in accordance with this Terms of Sale Agreement (except for normal day-to-day business communications that may be made orally or in a writing, sent by fax, regular mail or hand delivered without need for a receipt), shall be in writing and shall either be delivered personally, by a reputable overnight delivery service, by fax (as long as a fax confirmation is received and retained by the sender), or deposited in the United States mails and sent by first-class mail, certified, return receipt requested, postage prepaid and properly addressed as follows:

          If to DPAC to:

               DPAC Technologies Corp.
            7321 Lincoln Way
            Garden Grove, CA  92841
            Attention: Chief Executive Officer
            Fax:  (714) 897-1772

            With a copy to:

            Lester J. Savit
            Jones Day
            3 Park Plaza, Suite 1100
            Irvine, California  92614-8505
            Fax:  (949) 553-7539

          If to STAKTEK, to:

                       Staktek Group L.P.
            8900 Shoal Creek Blvd.
            Suite 125
            Austin, TX  78757
            Attention:  Chief Executive Officer
            Fax:  (512) 454-2598

            With a copy to:

            Staktek Group L.P.
            8900 Shoal Creek Blvd.



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            Suite 125
            Austin, TX  78757
            Attention:  General Counsel
            Fax:  (512) 454-2598

or to such other address or addresses as a party hereto may indicate to the other party in the manner provided for by this section. Notices given by mail shall be deemed effective and complete three (3) business days following the time of posting and mailing thereof in accordance herewith, and notices delivered personally shall be deemed effective and complete at the time of the delivery thereof and the obtaining of a signed receipt therefor.

            Any controversy or dispute arising out of or relating to this Terms of Sale Agreement or its subject matter that the parties are unable to resolve within twenty (20) days after written notice by one party to the other party of the existence of such controversy or dispute, may be submitted to binding arbitration by either party. If so submitted to arbitration, the matter shall be finally settled by binding arbitration conducted in accordance with the current rules and procedures of the American Arbitration Association. Such arbitration shall take place in Austin, Texas. The decision by the arbitrator on any matter submitted to arbitration shall be binding and conclusive upon the parties, their heirs, successors and assigns, as the case may be and they shall comply with such decision in good faith. Each party hereby submits itself to the jurisdiction of the state and federal courts within the State of California for the entry of judgment with respect to the decision of the arbitrator hereunder. Judgment upon the award may be entered in any state or federal court within the State of California and/or any other court having jurisdiction.

         If any provision of this Terms of Sale Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Terms of Sale Agreement shall otherwise remain in full force and effect and enforceable. This Terms of Sale Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws provisions. The parties agree that this Terms of Sale Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications, if any, relating to the subject matter of this Terms of Sale Agreement. This Terms of Sale Agreement may be executed in one or more counterpart copies, and each of which so executed, irrespective of the date of execution and delivery, shall be deemed to be an original, and all such counterparts, together, shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have executed this Terms of Sale
Agreement as of the execution date set forth below.

                                   DPAC Technologies Corp.


                                   By: /s/ Creighton K. Early

                                   Name: Creighton K. Early

                                   Title: Chief Executive Officer

                                   Date: June 8, 2004


                                   STAKTEK GROUP L.P.

                                   By STAKTEK GP LLC, its general partner


                                   By: /s/ James W. Cady

                                   Name: James Cady

                                   Title: President & CEO

                                   Date: June 8, 2004







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                                    EXHIBIT A
                            ASSIGNMENT OF DPAC ASSETS


         WHEREAS, DPAC Technologies Corp. (formerly known as Dense-Pac Microsystems, Inc.) ("DPAC") owns certain intellectual properties consisting of inventions, patents, and patent applications (enumerated on attached and incorporated Exhibit 1) (the "DPAC Assets");

         WHEREAS, Staktek Group L.P., a Texas limited partnership, desires to acquire and DPAC desires to assign to Staktek Group L.P., all of DPAC's rights in the DPAC Assets;

         NOW, THEREFORE, DPAC, for itself and its predecessors in interest for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby ASSIGN to Staktek Group L.P., all right, title and interest in the DPAC Assets, this assignment including, but not being limited to:

     1. The ASSIGNED INVENTIONS enumerated on Exhibit 1 whether created by DPAC, its predecessors, its legal representatives or its assigns in the United States or any other country or place anywhere in the world;

     2. The ASSIGNED PATENTS enumerated on Exhibit 1;

     3. The ASSIGNED PATENT APPLICATIONS enumerated on Exhibit 1;

     4. All rights of action on account of past, present, and future unauthorized use or infringement of said DPAC Assets including, but not limited to all rights to damages so accrued;

     5. The right, where allowed by law, to file in the name of Staktek Group L.P. applications for patent and like protection for any one or more of the DPAC Assets in any country or countries foreign to the United States;

     6. All international and domestic rights or priorities associated with any one of the DPAC Assets; and

         This Assignment shall be binding upon and shall inure to the benefit of the successors, assigns, and legal representatives of the parties.